Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199173 on Form S-8 of our reports dated
March 30, 2020, relating to the financial statements of CV Sciences, Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

 /s/ DELOITTE & TOUCHE LLP

San Diego, California
March 30, 2020